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                                                                   EXHIBIT 10.28

                      THIRD AMENDMENT TO SUPPLY AGREEMENT

      THIS THIRD AMENDMENT TO SUPPLY AGREEMENT (the "Amendment") is made and entered into as of this 28th day of April, 1995, by and between DEL MONTE CORPORATION, a New York corporation ("DM"),and SILGAN CONTAINERS CORPORATION, a Delaware corporation ("Seller").

                             B A C K G R O U N D

      A. DM and Seller are parties to a Supply Agreement made and entered into as of September 3, 1993, as amended by an amendment made and entered into as of December 21, 1993 and a Second Amendment made and entered into as of May 10, 1994 (the "Second Amendment") (as amended, the "Supply Agreement").

      B. Subject to the terms and conditions of this Amendment, the parties desire to further amend the Supply Agreement.

      THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                                  DEFINITIONS

      Any terms used in this Amendment without definition shall have the meanings set forth in the Supply Agreement.

                                   ARTICLE II

                                CONSIGNMENT ENDS


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      The Supply Agreement is hereby amended by adding the following as ARTICLE
XX to the Supply Agreement immediately following ARTICLE XIX thereof in full substitution of Article XX as added by the Second Amendment:

                                   ARTICLE XX

                                CONSIGNMENT ENDS

            In order to alleviate Seller's shortage of storage space during each Supply Year hereunder, the parties agree that Seller may ship Ends on consignment (the "Consignment Ends") to the DM Facilities (other than Modesto, Plymouth, Crystal City and Mexico) during the period and up to the amounts set forth in the schedule attached as Exhibit 20 hereto.
      Exhibit 20 will be amended monthly by Seller and DM to reflect actual and projected quantities of Consignment Ends for each Facility, and DM may refuse to store additional Consignment Ends at any Facility. Seller will send DM a bill of lading marked "Consignment Bill of Lading" for all Consignment Ends shipped to a Facility at the time of shipment. DM shall store such Consignment Ends at the Facilities in a commercially reasonable manner mutually agreed to by the parties in order to protect such Consignment Ends from deterioration or damage. DM shall also store such Consignment Ends separate and segregated from DM's assets and inventory. Upon receipt by DM of the Consignment Ends DM shall promptly inspect the Consignment Ends to determine compliance



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      with specifications (including diameter), condition and quantity and thereafter DM shall promptly provide Seller with an acknowledgement of receipt of the Consignment Ends. Risk of loss for Consignment Ends that conform to specification shall pass from Seller to DM upon delivery by DM of such acknowledgement to Seller. Title to Consignment Ends shall remain with Seller until, and shall pass to DM upon, the date of usage by DM of such Consignment Ends. DM shall notify Seller of the commencement of packing at any Facility of the primary product produced at such Facility (the "Primary Pack Notice"). After receipt of the Primary Pack Notice, Seller shall send a Payment Invoice for 10% of the Consignment Ends at such Facility on the Monday after the first full week of packing at such Facility as determined by the Pack Notice and for 10% of such Consignment Ends at such Facility on each of the nine succeeding Mondays. DM shall notify Seller of any change in the primary product produced at any Facility. The parties hereto agree that DM shall first use all Consignment Ends at a Facility (including all Consignment Ends held from a prior packing season as provided below) prior to using any other Ends of the same specification at such Facility. DM shall notify Seller of the conclusion of the packing season at each Facility, and Seller shall promptly thereafter inspect such Facility to determine the amount, if any, of unused Ends at such Facility. Seller shall issue a




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      credit against amounts owed by DM to Seller pursuant to the Agreement for the amount of any full pallets of unused Ends that have not been damaged, and DM shall hold such unused Ends on consignment in accordance with the terms of this paragraph and pay for such Ends when used in the subsequent packing season. DM hereby agrees to execute and deliver to Seller any financing statements or other documents as shall be reasonably requested by Seller to evidence the consignment contemplated by this paragraph.

                                   ARTICLE III

                                  REAFFIRMATION


      The parties hereby reaffirm all of the other terms and conditions of the Supply Agreement, including without limitation Sections 3.4 (Working Capital) and 3.7 (Return of Nonconforming Containers. This Amendment amends the Supply Agreement only to the extent specified herein and shall not constitute an amendment to any other provision of the Supply Agreement. From and after the date hereof, all references to the Supply Agreement in the Supply Agreement and other documents referred to therein shall be references to the Supply Agreement as amended hereby.




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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly signed and delivered as of the date that appears in the first paragraph of this Amendment.


                                       DEL MONTE CORPORATION


                                       By: /s/ THOMAS E. GIBBONS
                                          --------------------------------------
                                       Its: Sr. VP & Treasurer
                                           -------------------------------------

                                       SILGAN CONTAINERS CORPORATION


                                       By:
                                          --------------------------------------
                                       Its: V.P. Sales/Mkt.
                                           -------------------------------------


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